NEWS RELEASE
TSX: SCY
May 2, 2016
NR 16-2
www.scandiummining.com

Scandium International Files Environmental Impact Statement
in Support Of Development of the Nyngan Scandium Project

Reno, Nevada, May 2, 2016 – Scandium International Mining Corp. (TSX:SCY) (“Scandium International” or the “Company”) is pleased to announce that an Environmental Impact Statement (“EIS”) has been filed with the New South Wales Department of Planning and Environment, (the “Department”) in support of the planned development of the Nyngan Scandium Project.

The EIS was prepared by R.W. Corkery & Co. Pty. Limited, on behalf of EMC Metals Australia Pty Ltd (“EMC Australia”) to support an application for Development Consent for the Nyngan Scandium Project, located approximately 20km west-southwest of the town of Nyngan in Western NSW, Australia. The EIS is a complete document, including a Specialist Consultants Study Compendium, and was submitted to the Department on Friday, April 29, 2016. The EIS will receive a compulsory adequacy review by Department staff and other relevant government agencies as a condition to formal acceptance and public availability.

The EIS was submitted by EMC Australia, the Company’s 80% owned Australian subsidiary. EMC Australia holds 100% of the Nyngan Scandium Project.

EIS HIGHLIGHTS:

  The EIS finds residual environmental impacts represent negligible risk,
  The proposed development design achieves sustainable environmental outcomes,
  The EIS finds net-positive social and economic outcomes for the community,
  Nine independent environmental consulting groups conducted analysis over five years, and contributed report findings to the EIS,
  The Nyngan Project development is estimated to contribute A$12.4M to the local and regional economies, and A$39M to the State and Federal economies, annually.
  The EIS is fully aligned with a Feasibility Study, recently announced by SCY.

CONCLUSION STATEMENT IN THE EIS:

“In light of the conclusions included throughout this Environmental Impact Statement, it is assessed that the Proposal could be constructed and operated in a manner that would satisfy all relevant statutory goals and criteria, environmental objectives and reasonable community expectations.”

George Putnam, CEO of Scandium International Mining Corp. commented:

“Completion and filing of this EIS achieves another important milestone towards our goal of building and operating the world’s first primary scandium mine and large scale scandium processing facility. This step continues a process with governmental regulators that culminates in a license to build our business and produce scandium product for waiting markets. Filing this EIS, in concert with our recent feasibility study completion, also signals to those waiting markets that real progress related to adequate commercial supply of scandium is happening, specifically with regard to the Nyngan Project.”

DISCUSSION

The EIS is the foundation document submitted by a developer intending to build a mine facility in Australia. The Nyngan Project is considered a State Significant Project, in that capital cost exceeds A$30million, which means State agencies are designated to manage the investigation and approval process for granting a Development Consent, from the Minister of Planning and Environment. The Minister’s Department manages the review of the Proposal through a number of State and local governmental agencies.

The EIS is a self-contained set of documents used to seek a Development Consent. It is, however, supported in many ways by the Feasibility Study, recently completed and announced by SCY, for filing shortly on SEDAR.

Once the Development Consent is granted, there are a number of operating licenses and approvals that are required from various regulatory agencies to construct and operate a mining operation in NSW.

The key license approvals are:

  An Environment Protection Licence,
  A Mining Lease,
  Water Supply Works and Use Approval and Water Access Licence,
  A Section 138 Permit issued by the Bogan Shire Council, for construction of the intersection of the Site Access Road and Gilgai Road,
  An approval from the NSW Dams Safety Committee for the design and construction of the Residue Storage Facility, and
  A high voltage connection agreement with Essential Energy.

The EIS represents the cornerstone of all of these approvals and licenses, along with the multi-interagency review that precedes the approval authorization for a Development Consent. The timeframe for completion of these reviews and granting of licenses is not fixed, and is dependent on the results of the adequacy review of the EIS including the extent of the questions that may arise from the project review, and the available resources in government to address the review itself. General estimates of the development review and approval process time frame range from 6-9 months, with some proposals taking longer, particularly larger proposals, or proposals with more community and environmental impacts to consider.

The Company intends to follow and support the progress of governmental agency reviews in coming months, and will be conducting a second Town Hall meeting with residents of the Nyngan community in May. The EIS is expected to go on public exhibition sometime in late May or early June 2016. At that time an executive summary of the EIS will also be made available on SCY’s website for download.

QUALIFIED PERSONS AND NI 43-101 TECHNICAL REPORT

Willem Duyvesteyn, MSc, AIME, CIM, a Director and CTO of the Company, is a qualified person for the purposes of NI 43-101 and has reviewed and approved the technical content of this press release on behalf of the Company.

ABOUT SCANDIUM INTERNATIONAL MINING CORP.

The Company is focused on developing the Nyngan Scandium Project into the world’s first scandium-only producing mine. The Company owns an 80% interest in both the Nyngan Scandium Project, and the adjacent Honeybugle Scandium Property, in New South Wales, Australia, and is manager of both projects. Our joint venture partner, Scandium Investments LLC, owns the remaining 20% in both projects, along with an option to convert those direct project interests into SCY common shares, based on market values, prior to construction.

The Company filed an amended NI 43-101 technical report in 2015 on a preliminary economic assessment of the Nyngan Scandium Project, based on extensive metallurgical test work on the resource. The Company has recently announced results of a feasibility study of the Nyngan Scandium Project, and expects to file a NI43-101 technical report on SEDAR within the next 30 days.

In addition to the two lateritic scandium properties in Australia, SCY owns a 100% interest in the Tørdal Scandium/REE property in southern Norway, where we continue our exploration efforts, specifically for scandium and REE minerals.

For further information, please contact:

George Putnam, President and CEO.
Tel: 925-208-1775
Email: info@scandiummining.com

This press release contains forward-looking statements about the Company and its business. Forward looking statements are statements that are not historical facts and include, but are not limited to the timing and outcome of a review of the EIS, the ability to obtain required approvals, permits and licenses, and the Company’s intentions to place the Nyngan Scandium Project into production. . The forward-looking statements in this press release are subject to various risks, uncertainties and other factors that could cause the Company's actual results or achievements to differ materially from those expressed in or implied by forward looking statements. These risks, uncertainties and other factors include, without limitation risks related to uncertainty in the demand for Scandium and pricing assumptions; uncertainties related to raising sufficient financing to fund the project in a timely manner and on acceptable terms; the possibility that required approvals and permits may not be obtained on a timely manner or at all; risks related to projected project economics, recovery rates, and other factors identified in the Company's SEC filings and its filings with Canadian securities regulatory authorities.

Forward-looking statements are based on the beliefs, opinions and expectations of the Company's management at the time they are made, and other than as required by applicable securities laws, the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions or expectations, or other circumstances, should change.